SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 15, 2004

Date of Report
(Date of earliest event reported)

ADVANCIS PHARMACEUTICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20425 Seneca Meadows Parkway, Germantown, Maryland	20876

(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 944-6600

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     On June 30, 2004, Advancis Pharmaceutical Corporation (the “Company”) completed the acquisition from Eli Lilly and Company (“Lilly”) of the exclusive rights to manufacture, market and sell the Keflex® brand of cephalexin in the United States for a purchase price of $11 million, plus potential future royalty payments on certain products. With the acquisition, the Company acquires Keflex trademarks, technology and new drug applications supporting the approval of Keflex. Following a transition period, the Company will assume product inventory and begin marketing and distributing the Keflex brand. The acquisition was funded from the Company’s working capital.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCIS PHARMACEUTICAL CORPORATION

Date: July 15, 2004	By:	/s/ Kevin S. Sly

Kevin S. Sly
Senior Vice President and Chief
Business Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 2.1	Asset Purchase Agreement dated as of June 30, 2004, by and between Advancis Pharmaceutical Corporation and Eli Lilly and Company.*+

Exhibit 10.1	Manufacturing Agreement dated as of June 30, 2004, by and between Advancis Pharmaceutical Corporation and Eli Lilly and Company.+

Exhibit 10.2	Transition Services Agreement dated as of June 30, 2004, by and between Advancis Pharmaceutical Corporation and Eli Lilly and Company.+

*	The Schedules and certain of the Exhibits to this Asset Purchase Agreement have been omitted in reliance upon the rules of the Securities and Exchange Commission. A copy will be delivered to the Securities and Exchange Commission upon request.

+	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.